[Form of Warrant Certificate]

[Face]

[GLOBAL WARRANT LEGEND]

THIS GLOBAL WARRANT IS HELD BY THE COMMON DEPOSITARY (AS DEFINED IN THE WARRANT AGREEMENT GOVERNING THIS WARRANT) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE WARRANT AGENT MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 3.5 OF THE WARRANT AGREEMENT, (II) THIS GLOBAL WARRANT MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 3.5 OF THE WARRANT AGREEMENT, (III) THIS GLOBAL WARRANT MAY BE DELIVERED TO THE WARRANT AGENT FOR CANCELLATION PURSUANT TO SECTION 3.8 OF THE WARRANT AGREEMENT AND (IV) THIS GLOBAL WARRANT MAY BE TRANSFERRED TO A SUCCESSOR COMMON DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

[REGULATION S LEGEND]

THIS WARRANT AND THE SECURITIES TO BE ISSUED UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND THE WARRANT AND THE SECURITIES TO BE ISSUED UPON ITS EXERCISE MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS BY OR ON BEHALF OF ANY U.S. PERSON, UNLESS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. IN ORDER TO TRANSFER OR EXERCISE ANY INTEREST IN THIS WARRANT, THE BENEFICIAL HOLDER MUST FURNISH TO THE COMPANY AND THE WARRANT REGISTRAR (A) A WRITTEN CERTIFICATION THAT SUCH TRANSFER OR EXERCISE IS AN “OFFSHORE TRANSACTION” MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT AND THAT IT IS NOT A U.S. PERSON AND THE WARRANT IS NOT BEING EXERCISED ON BEHALF OF A U.S. PERSON AND (B) A WRITTEN OPINION OF COUNSEL TO THE EFFECT THAT THE SECURITIES DELIVERED UPON EXERCISE OF THE WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OR THAT THE DELIVERY OF SUCH SECURITIES IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. EACH BENEFICIAL HOLDER BY ACCEPTING AN INTEREST IN THIS WARRANT AGREES THAT ANY HEDGING TRANSACTION INVOLVING THIS WARRANT OR THE SECURITIES TO BE ISSUED UPON EXERCISE OF THIS WARRANT MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. TERMS IN THIS LEGEND HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

No. 1
ISIN No. XS0326205589
Common Code: 032620558

Warrant Certificate

CHINA MOBILE MEDIA TECHNOLOGY INC.

This Warrant Certificate certifies that HSBC Nominees (Hong Kong) Limited, or its registered assigns, as nominee of the common depository for Clearstream Banking, societe anonyme (“Clearstream”) and/or Euroclear Bank S.A./N.V. as operator of the Euroclear System, (“Euroclear”), is the registered holder of the Warrants to purchase certain Common Stock, par value $.001 (the “Common Stock”), of China Mobile Media Technology Inc., a company incorporated under the laws of the State of Nevada (the “Company”). Capitalized terms used but not defined herein have the meaning ascribed to such terms in the Warrant Agreement.

Each Warrant entitles the registered holder, upon exercise at any time during the Exercise Period, to receive from the Company the Warrant Shares at the Exercise Price per share payable upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent, but only subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

No Warrant may be exercised after 11:59 p.m., New York time, on the Warrant Expiration Date. To the extent not exercised by such time, any such Warrant shall become void.

The Company shall redeem any unexercised Warrants following the Warrant Expiration Date or an event of default under the indenture governing the Company’s Guaranteed Senior Notes, at the times and manner Specified in the Warrant agreement.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

IN WITNESS WHEREOF, China Mobile Media Technology Inc. has caused this Warrant Certificate to be signed below.

Dated: January 10, 2008

CHINA MOBILE MEDIA TECHNOLOGY INC.

By:
Name: Title:

Countersigned:
THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

as Warrant Agent

By:

Authorized Signatory

[SIGNATURE PAGE TO WARRANT CERTIFICATE]

[Reverse of Warrant Certificate]

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring at 11:59 p.m., New York time, on the Warrant Expiration Date entitling the holder on exercise to receive shares of Common Stock, and are issued or to be issued pursuant to a Warrant Agreement dated as of December 28, 2007 (the “Warrant Agreement”), duly executed and delivered by the Company to The Hongkong and Shanghai Banking Corporation Limited, as warrant agent (the “Warrant Agent”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders of the Warrants. To the extent any provision of this Warrant Certificate conflicts with the express provisions of the Warrant Agreement, the provisions of the Warrant Agreement shall govern and be controlling. Capitalized terms used but not defined herein have the meaning ascribed to such terms in the Warrant Agreement. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

Warrants may be exercised at any time during the Exercise Period. In order to exercise all or any of the Warrants represented by this Warrant Certificate, the holder must deliver to the Warrant Agent at its corporate trust office set forth in Section 14 of the Warrant Agreement this Warrant Certificate and the form of election to purchase on the reverse hereof duly completed and signed, and upon payment to the Company of the Exercise Price, for the number of Warrant Shares in respect of which such Warrants are then exercised. No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of this Warrant.

The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Warrant Agreement provides that the number of shares Common Stock issuable upon the exercise of each Warrant shall be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

The Company has agreed pursuant to an Equity Registration Rights Agreement dated as of January 10, 2008 to, as promptly as practicable upon the request of a certain number of holders of the Company’s securities, file a registration statement on an appropriate form under the U.S. Securities Act of 1933 (the “Securities Act”) covering the resale of the Warrant Shares. The Company will use its best efforts to cause any such registration statement to be declared effective and to keep such registration statement continuously effective under the Securities Act in order to permit the resale of the Warrant Shares by the holders thereof until the Warrant Shares (i) have been sold pursuant thereto or (ii) may be sold without volume limitations pursuant to Rule 144(k).

Warrant Certificates, when surrendered at the corporate trust office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate at the corporate trust office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge payable in connection therewith.

The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and none the Company, the Warrant Registrar and the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of the State of New York.

The Company agrees that any suit, action or proceeding against it arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

FORM OF ELECTION TO PURCHASE

China Mobile Media Technology Inc.

To:	The Hongkong and Shanghai Banking Corporation Ltd
Level 30, HSBC Main Building 1 Queen’s Road Central Hong Kong

Attention: Corporate Trust and Loan Agency
Fax No.  (+852) 2801 5586
IMPORTANT: PLEASE READ THE NOTES AT THE END OF THIS NOTICE BEFORE COMPLETING THIS NOTICE.

I/We hereby irrevocably elect to exercise the Warrants into the common shares (“Common Shares”) in accordance with Section 4 of the Warrant Agreement.

Please enter the number of Warrant Shares and serial or identifying numbers of Warrant Certificates to be exercised:

Total number of Warrant Shares:
Serial or identifying number of Warrant Certificates*:
ISIN number of Global Warrant:

* Not required for Warrants represented by a Global Warrant.

Please tick (✓) the box of the elected option.

☐	Option 1: Cash Payment

I/We have arranged/will arrange payment of subscription moneys to the account of the Company.

Cash Amount: _______________________________

(please attach payment evidence)

☐	Option 2: Tender Notes

I/We elect to exercise the Warrants by delivery of the Guaranteed Senior Notes (“Notes”) in lieu of payment of the subscription money

Total principal amount of Notes:

Serial or identifying number of Notes **

ISIN number of Notes:

** Not required for Notes represented by a Global Note.

☐	Option 2: Tender Warrant

I/We elect to exercise the Warrants on a net basis without the exchange of funds

If a holder wishes to elect in a combination of Option (1), (2) and (3), please specify.

Please complete all remaining sections of this notice before delivering it to the Warrant Agent.

A. Exercising holder’s Information.

Name of holder

Address of holder:

Telephone Number:

Fax Number:

Email Address:

Contact Person:

B. Delivery of Common Stock

Please register the Common Stock in the name of the following person:

Name:

Address:

Please deliver certificate(s) representing the Common Stock issued in respect of the exercise of the Warrant to the following person (at our risk and, if we request that delivery by mail, at our expense)

Name:

Address:

Account Number with Custodian (if applicable)

Name and Telephone No of Contact Person:

C. Fractional Interest

If the Company is required to pay an amount in cash in respect of any fraction of a Warrant Share, the amount to be paid must be paid to the person whose name is specified above to be registered in the following manner:

Name:

Paid by Check:

(with details of address)

Paid by Remittance:

(with bank account details)

The undersigned hereby certifies that (i) the exercise of the Warrant is an “offshore transaction” meeting the requirements of Rule 904 of Regulation S and that it is not a U.S. person and the Warrant is not being exercised on behalf of a U.S. person, and (ii) the undersigned is providing herewith an opinion of counsel to the effect that the Warrant and the Common Stock to be delivered upon exercise thereof have been registered under the Securities Act of 1933 or are exempted from registration thereunder.

Signed:

(Notice to be signed by an authorized signatory)

Date:

For Warrant Agent’s use only:

1 Warrants deposited for exercise.

(a)	Identification Reference Number:	___________________________
(b)	Deposit Date:	___________________________
(c)	Exercise Date:	___________________________

* Delete as appropriate.

For Company’s use only:

2 Common Stock to be Issued Upon exercise.

(a)	Aggregate Number of Warrant Shares deposited for exercise

(b)	Exercise Price on Exercise Date:

(c)	Cashless Exercise Ratio

(d)	Number of Common Stock deliverable: (Re: Option 1)

(e)	Number of Common Stock deliverable: (Re: Option 2)

(f)	Number of Common Stock deliverable: (Re: Option 3)

(g)	Amount of cash payment due in respect of fractions of Common Stock (if any and if applicable):

WARRANTS

1	This notice will be void unless all relevant details are duly completed and deposited during the Exercise Period.

2	Your attention is particularly drawn to Section 4 of the Warrant Agreement relating to the exercise of the Warrants.

3
If a retroactive adjustment of the Exercise Price contemplated by the terms and conditions of the Warrants is required in respect of an exercise of Warrants, additional Common Shares deliverable pursuant to such retroactive adjustment (together with any other securities, property or cash) shall be delivered or dispatched in accordance with the Warrant Agreement.

4
Despatch of share certificates or other securities or property will be made at the risk of the exercising holder and the exercising holder will be required to submit any necessary documents required in order to effect, despatch in the manner specified.

SCHEDULE OF EXCHANGES OF INTERESTS OF GLOBAL WARRANTS The following exchanges of a part of this Global Warrant have been made:

Date of Exchange	Amount of decrease in number of warrants in this Global Warrant	Amount of increase in number of Warrants in this Global Warrant	Number of Warrants in this Global Warrant following such decrease or increase	Signature of authorized officer of Warrant Agent